UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2024

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (877) 848-8430

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Notice of Nasdaq Compliance

On June 4, 2024, Venus Concept Inc. (the “Company”) was formally notified by The Nasdaq Stock Market LLC (“Nasdaq”) that the Company had regained compliance with the stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”). Accordingly, this listing matter has been resolved in the Company’s favor.

The Company is subject to a “Mandatory Panel Monitor,” as defined in Nasdaq Listing Rule 5815(d)(4)(B), through June 4, 2025. If the Company is found to be noncompliant with the Equity Rule within the monitoring period, the Company would not be allowed to provide the Nasdaq Listing Qualifications Staff (the “Staff”) with a plan to regain compliance with the Equity Rule; rather, the Staff would be required to issue a delist determination. In such case, the Company would have the opportunity to request a new hearing before the Panel, which request would stay any further action by the Staff until the time of the hearing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

Date: June 6, 2024	By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer